Exhibit 10.4

EARTHLINK, INC.

2006 EQUITY AND CASH INCENTIVE PLAN

Nonqualified Stock Option Agreement

For Directors

No. of shares subject to

Nonqualified Stock Option:

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the        day of                               , 20     , between EarthLink, Inc., a Delaware corporation (the “Company”), and                                         (the “Participant”), is made pursuant and subject to the provisions of the Company’s 2006 Equity and Cash Incentive Plan (the “Plan”), a copy of which is attached hereto.  All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.             Grant of Option.  Pursuant to the Plan, the Company, on                             , 20      (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, the right and option to purchase from the Company all or any part of an aggregate of             shares of the Common Stock of the Company, at the price of $           per share (which is not less than the Fair Market Value of a share of Common Stock on the Date of Grant).  This Option is intended to be treated as a nonqualified stock option, which is not subject to Code Section 422.  This Option is exercisable as hereinafter provided.

2.             Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)           Expiration Date.  This Option shall expire at 11:59 p.m. on                         , 20      (the “Expiration Date”) or such earlier time as set forth in Sections 3, 4, 5 or 6 of this Agreement.  In no event shall the Expiration Date be later than 10 years from the Date of Grant.

(b)           Exercise of Option.  Except as provided in the Plan and in Sections 3, 4, 5 or 6 of this Agreement, this Option shall become exercisable with respect to        percent (    %) of the shares of Common Stock subject to the Option on each of the          anniversaries of the Date of Grant, provided that the Participant has continuously served as a member of the Board or the Board of Directors of an Affiliate from the Date of Grant until each such time.  Once this Option has become exercisable in accordance with the preceding sentence, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to Sections 3, 4, 5 or 6 of this Agreement, or until the Expiration Date.  A partial exercise of this Option shall not affect the Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)           Method of Exercise and Payment for Shares.  This Option shall be exercised by delivering written notice of exercise, along with the Option price for the portion of the Option being exercised and all applicable tax withholdings, to the attention of the Company’s Secretary at the Company’s address specified in Section 11 below.  The exercise date shall be the date of delivery.  The Participant shall pay the Option price and all applicable tax withholdings in cash or cash equivalent acceptable to the Committee.  However, the Committee in its discretion may, but is not required to, allow the Participant to pay the Option price and tax withholdings (i) by surrendering shares of Common Stock the Participant already owns, (ii) by a cashless exercise through a broker, (iii) by such other medium of payment as the Committee shall authorize or (iv) by any combination of the allowable methods of payment set forth herein.

(d)           Transferability.  Except as provided herein, this Option is nontransferable and, during the Participant’s lifetime, only the Participant may exercise this Option.  Notwithstanding the foregoing, this Option may be transferred by will or the laws of descent and distribution, and during the Participant’s lifetime, may be transferred by the Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as are appropriate for such transferees to be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise of Options granted under the Plan.  Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer and (ii) the Committee expressly approves the transfer.  Any transferee to whom this Option is transferred shall be bound by the same terms and conditions that governed this Option during the time it was held by the Participant (which terms and conditions shall still be read from the perspective of the Participant); provided, however, that the transferee may not transfer this Option except by will or the laws of descent and distribution.  Any such transfer shall be evidenced by an appropriate written document that the Participant executes and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the transfer.  No right or interest of the Participant or any transferee in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant or any transferee.

3.             Exercise in the Event of Death.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date of the Participant’s death, reduced by the number of shares for which the Participant previously exercised the Option, in the event the Participant dies while serving as a member of the Board or the Board of Directors of an Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under Sections 4, 5 or 6 of this Agreement.  In that event, this Option may be exercised by the Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, for the remainder of the period preceding the Expiration Date or within 180 days of the date the Participant dies, whichever period is shorter.

4.             Exercise in the Event of Disability.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 2(b) as of the date the Participant becomes disabled within the meaning of Code Section 22(e)(3) (“Disabled”), reduced by the number of shares for which the Participant previously exercised the Option, if the Participant becomes Disabled while serving as a member of the Board or the Board of Directors of an Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 5 or 6 of this Agreement.  In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or within 180 days of the date he ceases to serve as a director on account of being Disabled, whichever period is shorter.  The Committee, in its sole discretion, shall determine whether the Participant is Disabled for purposes of this Agreement.

5.             Exercise After Termination of Employment or Service.  This Option shall be exercisable for all or part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant Section 2(b) as of the date the Participant ceases to serve as a member of the Board or the Board of Directors of an Affiliate, reduced by the number of shares for which the Participant previously exercised the Option, if the Participant ceases to be employed by, or provide services to, the Company or any Affiliate other than on account of death, becoming Disabled or being terminated for Cause and prior to the Expiration Date and the termination of the Participant’s rights under Sections 3, 4 or 6 of this Agreement.  In that event, the Participant may exercise this Option for the remainder of the period preceding the Expiration Date or until the date that is 30 days after the date he ceases to serve as a director, whichever period is shorter.

6.             Termination of Service for Cause.  Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and the Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became exercisable), on and after the time the Participant is removed from service on the Board or the Board of Directors of an Affiliate for Cause.

7.             Agreement to Terms of the Plan and Agreement.  The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

8.             Tax Consequences.  The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition.  This Option is intended to be exempt from Code Section 409A.  However, the Participant is solely responsible for determining the tax consequences of the Option and for satisfying the Participant’s tax obligations with respect to the Option (including, but not limited to, any income or excise taxes resulting from the application of Code Section 409A), and the Company shall not be liable if this Option is subject to Code Section 409A.

9.             Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share such fractional share shall be disregarded.

10.           Change in Capital Structure.  The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

11.           Notice.  Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Option, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	EarthLink, Inc.
1375 Peachtree Street - Level A
Atlanta, Georgia 30309
Attention: Secretary

If to the Participant:

12.           Shareholder Rights.  The Participant shall not have any rights as a shareholder with respect to shares of Common Stock subject to this Option until the issuance of the shares upon exercise of the Option.

13.           No Right to Continued Service.  This Option does not confer upon the Participant any right with respect to continued service with the Company or any Affiliate, nor shall it interfere in any way with the right of the Company or any Affiliate to remove the Participant from its Board of Directors at any time without assigning a reason therefor.

14.           Binding Effect.  Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

15.           Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.  All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.           Counterparts.  This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

17.           Miscellaneous.  The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement.  This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

18.           Governing Law.  This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

EARTHLINK, INC.

By:
Name:
Title:

PARTICIPANT:

[Participant’s Name]